UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2015

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300		92130
San Diego, CA		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On December 31, 2015, Adamis Pharmaceuticals Corporation (the “Company”) entered into new restated employment agreements with its executive officers, including: Dennis J. Carlo, Ph.D., President and Chief Executive Officer; David J. Marguglio, Senior Vice President of Corporate Development; Robert O. Hopkins, Chief Financial Officer; Karen K. Daniels, Vice President of Operations; and Thomas Moll, Ph.D., Vice President of Research. The agreements supersede the existing prior employment agreements that each such officer had with the Company. The agreements do not make any changes to current titles or base salary amounts, bonus provisions, job responsibilities or benefits as previously disclosed in the Company’s filings with the Securities and Exchange Commission, do not make substantive changes to provisions in the prior agreements regarding severance payment amounts, stock options, termination of employment, or other similar matters, and are intended to clarify certain provisions in the prior agreements relating to procedures for making certain payments under the agreements following termination of employment.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under Item 1.01 above with respect to new employment agreements entered into between the Company and its executive officers is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: December 31, 2015	By:	/s/ Robert O. Hopkins
Robert O. Hopkins Chief Financial Officer